EXHIBIT 6.8

                       SECURITIES SUBSCRIPTION AGREEMENT

TO:      SWEETBRIER CORPORATION
         250 - 1075 West Georgia Street
         Vancouver, British Columbia
         V6E 3C9

AND TO:  THE DIRECTORS THEREOF

1. I, the undersigned, hereby offer to subscribe for 1,000 shares in the capital stock of SWEETBRIER CORPORATION (the "Company"), a Nevada non-reporting company, at and for the price of US $0.01 per share, and enclose herewith the sum of US 10.00 in full payment of the aggregate subscription price for such shares, in the event this offer is accepted by the Company. The Securities Subscription Agreement (the "Offering") is being conducted in reliance upon the exemption from registration requirements of the Securities Act of 1933 (the Act) set forth in Rule 504 of Regulation D promulgated under the Act.

2.   I hereby represent and warrant that:

     (a) I am a close personal friend, relative or business associate (circle category) of ROBERT KRUSHINISKY, a director and, senior officer of the Company;

     (b)  I am either:

          (i)  a  resident   of  Canada,   the  United   States  of  America  or
               _______________ (circle category or complete blank), or

          (ii) a  private  corporation   incorporated  in  the  jurisdiction  of
               _____________ and resident of ___________________.

     (c) my offer to subscribe for shares in the Company as herein set out is unconditional, irrevocable and non-transferable and has not been induced by any warranties or representations with regard to the present or future value of the Company's shares.

     (d) I am aware and have been advised that my subscription monies represent "seed" or "risk" capital for the Company, that the Company is in a promotional and speculative stage of development, that there is no market whatsoever for the securities of the Company and that the Company is without substantial assets.

          I have had the opportunity to ask and receive answers to any and all questions I have with respects to the Company, it future plans, management and current financial conditions. I acknowledge that the Company is newly organized, does not have an operating history, will likely require additional capital to complete its business plan and that there is no assurance that the Company can obtain additional capital and successfully complete its future plans;

     (e) I am aware that the shares of the Company may be issued to acquire land and shares may be issued to directors, insiders and others at prices per share less than the subscription price herein;

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     (f)  I am aware  that if I am  resident  in a  jurisdiction  other than the
          State of Nevada, any shares issued to me upon acceptance of my subscription may be subject to restrictions on resale imposed under the laws of such jurisdiction;

     (g) the Company is non-reporting company and a private issuer under Nevada laws and the shares to be issued to me upon acceptance of this subscription will be issued as an exempt trade, based upon the relationship set out in subparagraph (a) above, and no securities filings or clearances or reviews have been or are being made in connection with such trade.

     (h) I am an accredited investor and have such knowledge and expertise in financial and business matters that I am capable of evaluating the merits and risks involved in an investment in Shares and acknowledge that an investment in the Shares entails a number of very significant risks and I am able to withstand the total loss of my investment. I acknowledge that the Company has recommended that I obtain independent legal and financial advise prior to subscribing, including but not limited to advise as to the legality of any resale of the Shares as well as the suitability of the investment for me.

     (i) I understand that the Shares are being offered and sold to me in reliance on specific exemptions for the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgment and understanding of myself set forth herein in order to determine the applicability of such exemptions and suitability of myself to acquire the Shares, and I acknowledge that it is my responsibility to satisfy myself as to the full observance by this Offering and the sale of the Shares to me of the laws of the jurisdiction outside the United States and I have done so.

     (j) I have full power and authority to execute and deliver this Offering and to perform its obli8gations thereunder; and this Offering is a legally binding obligation of myself enforceable against me in accordance with its terms; and

     (k) I understand that in view of the SEC the statutory basis for the exemption claimed for the transaction would be present if the Offering, although in technical compliance with Regulation D, is part of a plan or scheme to evade the registration provisions of the 1933 Act and I confirm that the purchase is not part of such plan or scheme. I have no present intention to sell the Shares.

3.   I hereby agree that:

     (a) the funds advanced by me hereunder will immediately be used by the Company for general corporate purposes and will be characterized as a non-interest bearing, non-callable loan by me to the Company until acceptance or rejection of this subscription by the directors of the Company, and such deposit and use shall not deemed an allotment of shares nor an acceptance of this subscription, nor shall there be deemed to be any trust conditions whatsoever imposed upon such money;

     (b) this subscription constitutes an irrevocable offer by me for the shares described in paragraph 1 hereof, at the price, on the terms and subject to the conditions herein set out;

     (c) the offer constituted hereby shall be deemed to have been accepted by the Company upon notice to me by the directors of the Company of the allotment and issuance of the shares subscribed for herein;

     (d) this subscription need not be considered for acceptance and shares subscribed for herein need not be allotted and issued until the Company has received subscriptions for the total number of shares as the directors in their sole discretion deem sufficient for the Company's needs, and

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                                       3

     (e) I understand and agree that any shares issued to me may be subject to the requirement that they be delivered into a pool with a recognized trust company in connection with any public distribution of the Company

4. I hereby irrevocably appoint the President of the Company, or failing him the Secretary of the Company in office from time to time, as attorney-in-fact for me and authorize him as such to make and sign on my behalf and to deliver;

     (a) any and all pooling agreements and other documents which such attorney sees fit in his discretion to give on my behalf in connection with any distribution to the public of securities of the Company, on such terms and subject to such conditions as such attorney shall in his discretion deem fit or advisable; and

     (b) any and all resolutions of members, as may be deemed desirable by the directors of the Company to provide for any changes in the Company's constating documents or by-laws necessary to enable the Company to offer its shares to the public.

5. The foregoing appointment shall remain effective until such time as the Company becomes a reporting company. I acknowledge that the ability of the Company to become a reporting company with its shares listed for trading on a recognized exchange is dependent on factors beyond the Company's control, which factors include the requirements of regulatory authorities having jurisdiction, the success of the Company's business endeavours and the general state of the capital markets from time to time, and no representation is made that the Company will ever become a reporting company or that its shares will become listed for trading on a recognized stock exchange. I confirm that neither the Company nor any director of the Company has made to me or makes herein any representation about the present or future value of the Company's shares, and making this offer, I have relied solely on the representations directly set out herein.

6. I hereby direct that, upon acceptance of this offer by the Company, the shares to be issued in my name at the address provided below and that, instead of delivering certificates for such shares to me, the Company is directed to issue certificates and hold them at its registered and records office, or, in the discretion of the directors, to wait until a distribution to the public of its shares is completed and then to issue a treasury order for such shares to its registrar and transfer agent, directing delivery of such certificates at such time to me or as is provided in any pooling agreement to which I am subject.

7.   Notwithstanding anything contained herein:

     (a) the directors may determine, at their sole discretion, that it is not in the best interests of the Company to become a reporting company but remain a non-reporting company; and

     (b) the directors may deliver the certificates representing the shares subscribed to the Subscriber (the "Certificate") at any time.

8. The share subscription constitutes the entire agreement between the undersigned and the Company, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transactions herein contemplated, and this shares subscription supersedes and supplants any previous dealings whatsoever between the undersigned and the Company in respect of the said transactions.

9. This Offering will be construed and enforced in accordance with an governed by the laws of the State of Nevada without reference to principles of conflict of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose district encompasses any part of the State of Nevada or the state courts of the State of Nevada in connection with nay dispute arising under this Offering and hereby waives, to the maximum extent permitted by law, any objections, including any objection based on forum nor conveniens, to the bring of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Offering obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the

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                                       4

party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Offering irrevocably contents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to service process in any other manner permitted by law.

     I will update my address as may be required from time to time by notice in writing to the Company.

DATED:
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WITNESS:                               )
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                                       )    SIGNATURE OF SUBSCRIBER
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(Signature)                            )
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----------------------------------     )    NAME (PLEASE PRINT) (IF SIGNING
(Address)                              )    FOR A COMPANY, SPECIFY OFFICE HELD)
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Receipt is hereby  acknowledged  of the amount first written in connection  with and on the terms and subject to the conditions set out in this share subscriptions:

DATED:                                      SWEETBRIER CORPORATION
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                                            Per:                        C/S
                                                 --------------------
                                                 Authorized Signatory

  (TO BE COMPLETED IN DUPLICATE, ONE COPY TO SUBSCRIBER, ONE COPY FOR COMPANY)